EXHIBIT 21


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                      SUBSIDIARIES OF BALDWIN & LYONS, INC.
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                                                       STATE OR
                                                     JURISDICTION
                                                   OF ORGANIZATION
          NAME                                     OR INCORPORATION
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Protective Insurance Company                           Indiana

Sagamore Insurance Company (1)                         Indiana

B & L Insurance, Ltd.                                  Bermuda

Baldwin & Lyons, California                            California





(1)   Wholly-owned subsidiary of Protective Insurance Company